Exhibit 99.3

ACCESS DISPUTE BETWEEN

PRIMUS TELECOMMUNICATIONS PTY LTD (ACCESS SEEKER)

AND TELSTRA CORPORATION LIMITED (ACCESS PROVIDER)

LINE SHARING SERVICE (LSS)

Access Dispute Notified under subsection 152CM(1) of the Trade Practices Act 1974 on 24 January 2007

Final Determination under section 152CP of the Trade Practices Act 1974

Background

1.	On 24 January 2007, the Australian Competition and Consumer Commission (the Commission) received written notification (the notification) from Primus Telecommunications Pty Ltd (Primus) of an access dispute relating to the supply, by Telstra Corporation Limited (Telstra), of the Line Sharing Service (LSS). Primus’s notification was provided to the Commission pursuant to subsection 152CM(1) of the Trade Practices Act 1974 (the Act).

2.	The LSS is an access service that allows access to the higher frequency spectrum of a line (metallic pair) on which a PSTN voice service is being supplied. It typically allows two carriers to provide separate services over a line. Access to the higher frequency spectrum is generally used to supply broadband (DSL) services, while the PSTN voice service is supplied over the lower frequency spectrum.

3.	The LSS is a declared service. After holding a public inquiry, the Commission declared the LSS on 30 August 2002, pursuant to subsection 152AL(3) of the Act. A copy of the declaration was published in the Commonwealth of Australia Gazette No. GN41, 16 October 2002. Following a further public inquiry, the Commission extended the LSS to expire on 31 July 2009. A copy of the extension notice was published in the Commonwealth of Australia Special Gazette No. S214, 29 October 2007.

4.	The notification states that the dispute relates to the prices charged by Telstra for the supply of the LSS to Primus.

5.	The Commission has formed the view that, with respect to the notification, the requirements of subsection 152CM(1) of the Act are satisfied. That is:

•	Telstra is a carrier;

•	Telstra supplies the declared LSS;

•	Telstra has an obligation under subsection 152AR(3) of the Act to supply the LSS to Primus; and

•	Primus is unable to agree with Telstra about the terms and conditions of access to the LSS, including the charges and other terms and conditions that are the subject of this final determination.

6.	Pursuant to subsection 152CP(1) of the Act, this instrument is the final determination relating to the terms and conditions of access by Primus to the LSS provided by Telstra.

Final Determination

Terms and conditions of access

7.	This Final Determination specifies LSS annual charges, as per Schedule 1.

8.	Subject to clause 8, other terms and conditions upon which Telstra and Primus have agreed for the supply of the LSS are to continue to apply.

9.	Except where the parties expressly agree otherwise, in the event of any inconsistency between the terms and conditions upon which Telstra and Primus have agreed for the supply of the LSS and the intended operation of this determination, this determination is to apply and overrides any pre-existing agreement to the extent of the inconsistency.

10.	All charges in this Final Determination are expressed on a GST exclusive basis.

Settlement of over or under paid amounts and interest

11.	The total amount that arises from the difference between charges that have been paid by Primus and the charges specified in this determination (‘the settlement amount’) is to be paid:

(a)	where the charges paid by Primus are less than the charges specified in this determination, by Primus to Telstra; or

(b)	where the charges paid by Primus are more than the charges specified in this determination, by Telstra to Primus.

12.	Interest is payable on the settlement amount, compounded daily at the applicable monthly rate specified in the Large Business Variable Indicator Rate published by the Reserve Bank of Australia, for the period commencing on the date that the charge specified in this determination commences, and ending on the date that this determination takes effect.

Note: A copy of the Large Business Variable Indicator Rate is available at http://www.rba.gov.au/Statistics/Bulletin/F05hist.xls.

13.	Except where the parties agree otherwise, the settlement amount is to be paid within 42 days after the date on which this determination is made.

Commencement and expiry

14.	This determination takes effect 21 days from the date it is made, and ceases to have effect on 31 July 2009.

/s/ Graeme Julian Samuel	/s/ Ed Willett
Graeme Julian Samuel	Ed Willett
Chairman	Commissioner
DATED: 20 December 2007

Schedule 1 LSS annual charges

1.	Except where the parties subsequently agree otherwise, the LSS Annual Charge payable by Primus to Telstra for the LSS for the period from 9 October 2006 until 31 July 2009 is $30.00 per LSS per annum ($2.50 per LSS per month).